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                                                                    EXHIBIT 23.1


Deloitte &
 Touche LLP
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        LOGO               50 Fremont Street           Telephone: (415) 247-4000
                           San Francisco,              Facsimile: (415) 247-4329
                           California 94105-2230


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Charles Schwab Corporation on Form S-3 of our reports dated February 27, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

August 16, 1995
San Francisco, California






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Deloitte Touche
Tohmatsu
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